Exhibit 10.4

AMENDMENT NO. 3

TO THE

VARIAN MEDICAL SYSTEMS, INC.

SECOND AMENDED AND RESTATED

2005 OMNIBUS STOCK PLAN

Varian Medical Systems, Inc. having previously established the Varian Medical Systems, Inc. Second Amended and Restated 2005 Omnibus Stock Plan (the “Plan”), hereby amends the Plan as follows:

1. Effective as of February 12, 2009, Section 4.1 is amended by the insertion of the following before the last sentence of Section 4.1:

Effective upon approval of this amendment by the stockholders of the Company, an additional 4.2 million Shares shall be available for issuance under the Plan.

2. Effective November 14, 2008, the following is added as Section 10.14 of the Plan:

Notwithstanding anything to the contrary set forth in the Plan or any Award Agreement, in the event of a restatement of incorrect financial results, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct or other violations of the Company’s code of ethics in connection with the restatement, the Board would, in its discretion, take appropriate action to remedy the misconduct, including, without limitation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive under the Plan that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive officers as defined by the Securities Exchange Act of 1934, as amended. Such action by the Board would be in addition to any other actions the Board or the Company may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.

IN WITNESS WHEREOF, Varian Medical Systems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

Varian Medical Systems, Inc.

Dated: February 12, 2009	By:	/s/ John W. Kuo
John W. Kuo
Corporate Vice President,
General Counsel & Secretary